December 27, 2000


PMC - Sierra, Inc.
105 - 8555 Baxter Place
Burnaby, B.C.
V5A 4V7

Attention:  Mr. John Sullivan

Dear Sirs:

         We, CIBC Inc., are pleased to establish the following credit for you, our customer.


                            Committed Operating Line



Credit Limit:            U.S.  $25,000,000,  less  the  U.S.  equivalent  of the
                         principal amount at the time of the liabilities of PMC-Sierra Ltd., a Canadian corporation, ("PMC Ltd.")
                         in connection with its operating line facility pursuant to the credit agreement issued by Canadian Imperial
                         Bank of Commerce ("CIBC") on or about the date hereof, as amended and replaced from time to time, (the "CIBC
                         Credit Agreement").

Availability:            May be  availed  by you by way of U.S.  alternate  base
                         rate loans, and/or LIBOR Loans and/or financial standby letters of credit. Availments by way of U.S. alternate base rate loans and/or LIBOR Loans will be limited to minimum draws of $1,000,000.

Description and Rate:    A revolving  committed  credit,  for  general  business
                         purposes, having the following parts:

                              (1) U.S. alternate base rate loans. The Interest Rate is as follows: U.S. Alternate Base Rate plus 0% per year.
                              (2) U.S. dollar LIBOR loans. The Interest Rate is as follows: LIBO Rate plus 1.0% per year.

                              (3) Financial standby letters of credit. The fees are equal to 1% of the principal amount of the L/C, plus out of pocket expenses.

Letters of Credit:       L/Cs  may not  have  terms to  expiry  of more  than 12
                         months or beyond the committed term of this Credit. Our standard L/C documentation is also required. If we issue an L/C, the available Credit Limit will be reduced by 100% of the face amount of the L/C. If there is a drawing under any L/C, you will forthwith upon demand pay us the amount(s) drawn under the L/C. If you do not pay us the amount demanded interest will accrue on the amount drawn under the L/C at the Default
                         Interest Rate until the amount drawn under the L/C is paid in full, unless you have made other arrangements with us.



Repayment/Termination:   Repayments  of U.S.  alternate  base rate loans  and/or
                         LIBOR  Loans must be in minimum  amounts of  $1,000,000
                         or, if less, the then outstanding amount thereof.

                         This Credit will expire two years after the date of this Agreement, except CIBC Inc. may from time to time renew its commitment by an additional year; provided that this Credit must be repaid in full immediately upon, and further availments will cease to be available upon, the earlier of the expiry of the committed term of this Credit, the occurrence of an Event of Default, or there having occurred (in our reasonable opinion) a change in effective control of your company or PMC Ltd. with respect to the power to elect the majority of the Board of Directors of your company or PMC Ltd. ("Change of Control").

Standby Fee:             A standby  fee of 25 basis  points  per  year,  payable
                         monthly in arrears, will apply to the unused portion of this Credit.


                                    Security

Security:                Unsecured.


                                    Covenants



Financial Covenants:     You   will   ensure   that  the   following   financial
                         covenants/requirements, tested at the end of each of your fiscal quarters, are satisfied on the basis of your consolidated financial statements:

                         Quick Ratio: The Quick Ratio (cash or equivalents plus accounts receivable plus the unused portion of this Credit, divided by current liabilities) must not be less than 0.8:1.

                         Debt to Effective Equity Ratio: The Debt to Effective Equity Ratio (using the following definitions) must not exceed 2:1.

                              Debt is defined as all debts and liabilities (whether absolute or contingent, and including all lease obligations which would be required to be disclosed on your consolidated financial statements) excluding deferred income taxes and excluding debt subordinated and postponed to CIBC Inc. and CIBC (provided that all the terms of which are satisfactory to such lenders).

                              Effective Equity is 0fined as the aggregate of:

                              (a) amounts paid up on issued and outstandin shares of all classes;

                              (b) retained earnings;

                              (c) contributed surplus;

                              (d) debt  subordinated  and postponed to CIBC Inc.
                                  and CIBC (provided that all the terms of which
                              are satisfactory   to  such   lenders)  to  the
                              prior repayment and satisfaction of all debts and liabilities pursuant to this Agreement, the CIBC Credit Agreement and your guarantee thereunder; plus

                              (e) Special Shares of PMC Ltd convertible into your common stock;

                              minus all intangibles including, but not limited to goodwill, copyrights, patents, trademarks, licences, research and development costs, and deferred development costs; provided that for the purposes of this ratio, equity investments in non-affiliated companies will not be treated as intangibles so long as the combined total of all such investments does not exceed $40,000,000 (or any higher amount agreed to in this regard by us in writing).

                         Profitability: An operating loss must not be incurred in two consecutive fiscal quarters except where the operating loss is caused by In Process Research and Development charges relating to purchase method accounting for acquisitions.

                         Capital Expenditures (excluding acquisitions): Total capital expenditures, excluding acquisitions permitted below under "Restriction on Acquisitions", must not exceed $120,000,000 in fiscal 2000 and $200,000,000 in fiscal 2001 without our prior written consent (which consent will not be unreasonably withheld).


Other Covenants:         Restriction on Acquisitions:  "All Stock Acquisitions":
                         So long as the  Borrower's  Debt  to  Effective  Equity
                         Ratio is less  than  1:1,  the  Borrower  or any of its
                         Subsidiaries   are   permitted   to  make   all   stock
                         acquisitions  up to  an  aggregate  total  of  U.S.  $2
                         billion   (Note:   this  limit   excludes   the  recent
                         acquisitions of Toucan  Technology,  AANetcom Inc., and
                         Extreme  Packet  Devices,  Inc.)  annually  without the
                         Lenders' consent being obtained providing the Borrower remains within all of the provisions of the credit facilities.

                         All other forms of acquisitions will be governed by the following restrictions:

                         Neither you nor any of your subsidiaries will make any material acquisitions (excluding all stock acquisitions as detailed above) without our prior written consent, except, provided no Event of Default exists nor will result from the proposed acquisition during the fiscal quarter immediately succeeding the fiscal quarter within which the acquisition was made (calculated on the basis of your financial statements on a consolidated basis submitted for your fiscal quarter immediately preceding the date of the acquisition), and provided there has not been a Change of Control of your company or PMC Ltd:



                         (a) you, or any of your subsidiaries, may make an acquisition without our prior written consent if the purchase price in respect of the proposed acquisition does not exceed the Applicable Limit referred to below; and

                         (b) if the purchase price in respect of the proposed acquisition exceeds the Applicable Limit referred to below, you, or any of your subsidiaries, may nevertheless make the proposed acquisition if you first provide proforma financial statements to us which take into account the effect of the proposed acquisition and all debt incurred or assumed in connection therewith, and which demonstrate
                              compliance        with        all        financial
                              covenants/requirements set forth herein, both before and after the proposed acquisition.

                         For the purposes hereof, the "Applicable Limit" means $250,000,000 unless your Debt to Effective Equity Ratio on a consolidated basis (exclusive of the acquisition) exceeds 1:1, in which case the "Applicable Limit" means $125,000,000.

                         Restriction on Divestments: Neither you nor any of your subsidiaries will make any material business divestment, other than for cash, without our prior written consent. The cash proceeds from the material divestment will be used in the first instance to retire any outstanding borrowings/indebtedness under the credit facilities established hereunder which, however, may be readvanced or incurred subject to your continued compliance with all of the terms and conditions of the credit facilities provided for hereunder.

                         Restriction on Cash Dividends: You will not issue any cash dividends without our prior written consent.

                         Negative Pledge: Neither you nor any of your subsidiaries will create or allow any Lien on any of your/their present or future assets, nor will you/they assign any right to any income, without our prior written consent, except you/they are permitted to enter into lease commitments or Purchase Money Liens on normal commercial terms, in the ordinary course of business up to $50,000,000 in each fiscal year, provided no Event of Default exists nor will the proposed transaction give rise to an Event of Default, and provided there has not been a Change of Control of your company or PMC Ltd.


Reporting Requirements: (1)   Within  30  days  of each  quarter-end,  you  will
                              provide us with a consolidated aged list of trade accounts receivable, as of that quarter-end.

                        (2) Within 60 days of the end of each of the first, second and third quarters, you will provide us with a copy of your Form 10-Q, as of each quarter-end.

                        (3) Within 120 days of each fiscal year-end, you will provide us with a copy of your Form 10-K as of that year-end, which is to include a copy of your audited consolidated year-end financial statements.



                                Other Provisions


Indemnity re Reserves, If the introduction or implementation of or any change Capital Adequacy, Etc. in or in the interpretation of, or any change in its application  to us of,  any  law or any  regulation  or
                         guideline   issued  by  any   central   bank  or  other
                         governmental authority (whether or not having the force
                         of law),  including  without  limitation any reserve or
                         special deposit  requirement or any tax (other than tax
                         on our general income) or any capital requirement,  has
                         (due  to  our  compliance)  the  effect,   directly  or
                         indirectly,  of  (i)  increasing  the  cost  to  us  of
                         performing our obligations  hereunder or under any L/C;
                         (ii)  reducing any amount  received or receivable by us
                         hereunder or our effective  return  hereunder or on our
                         capital;  or (iii) causing us to make any payment or to
                         forgo  any  return  based  on any  amount  received  or
                         receivable  by us  hereunder  or in respect of any L/C;
                         then  upon  demand  from time to time you will pay such
                         amount  as  shall  compensate  us for  any  such  cost,
                         reduction,  payment or forgone return. You will further
                         indemnify us for all  out-of-pocket  costs,  losses and
                         expenses  incurred by us in connection with any L/C and
                         agree  that we will  have no  liability  to you for any
                         reason  in  respect  of any  availment  other  than  on
                         account of our gross  negligence or wilful  misconduct.
                         Any   certificate  of  CIBC  Inc.  in  respect  of  the
                         foregoing will be conclusive and binding upon you, except for manifest error, provided that we shall determine the amounts owing to us in good faith using any reasonable averaging and attribution methods.




Obligations re L/Cs if   You  will  pay to us on  demand  all of our  contingent
Credit Terminated:       liability  in respect of (i) any L/C  outstanding  upon
                         any  termination  of this Credit and (ii) any L/C which
                         is  the   subject   matter  of  any  order,   judgment,
                         injunction or other such determination restricting payment by us under and in accordance with such L/C or extending our liability under such L/C beyond the expiration date stated therein (an "Order"). We agree that we will, with respect to each such L/C, upon the later of:

                         (a) the earlier of: (i) the date on which either the original counterpart of such L/C is returned to us for cancellation or we are released by the beneficiary from any further obligations in respect of such L/C; and, (ii) the expiry of such L/C; and

                        (b) the date on which any final order, judgment or other such determination has been rendered or issued either terminating the applicable Order, or permanently enjoining us from paying under such L/C;

                         pay to you an amount equal to any excess of the amount received by us hereunder in respect of our contingent liability under such L/C (the "Received Amount") over the total of amounts applied to reimburse us for amounts paid by us under such L/C (CIBC Inc. having the right to so appropriate such funds), together with an additional amount computed by applying to the amount of such excess from time to time a per annum rate equal to 3% per year less than the U.S. Alternate Base Rate. Such additional amount shall be calculated daily on the basis of a calendar year for the actual number of days elapsed from and including the date of payment to us of the Received Amount to (but not including) the date of return to you of the excess.

Default Interest Rate:   Currently 21% per year.


Next Scheduled Review    May 31,  2001.  Such  that  CIBC  Inc.  may  renew  its
Date:                    commitment  by  an  additional  one  year  on  mutually
                         agreeable terms.


Termination of Agreement This  Agreement  may be  terminated  by you at any time
by Borrower:             upon  written  notice to CIBC Inc. and upon payment and
                         satisfaction of all of your debts and liabilities, absolute and contingent, to CIBC Inc. and CIBC.


Standard Credit Terms:   The   attached   Schedule  -  Standard   Credit   Terms
                         (including   the   revisions   indicated   thereon   in
                         bold-faced or struck-out text) forms part of this Agreement.


Expenses and Costs:      All  reasonable out of pocket  expenses  incurred by us
                         (excluding any syndication or participation expenses) will be for your account.


Amendment:               This  Agreement  may  only  be  amended  by a  document
                         executed by the party against whom enforcement of the amendment is sought.


Assignment:              You may not  assign  this  Agreement.  We may assign or
                         grant participation in our rights and obligations hereunder, with each such assignee or participant being entitled to rely on all indemnities contained herein.


Governing Law:           This Agreement will be construed in accordance with the
                         laws of the State of New York.


Set-Off: Upon the occurrence of an Event of Default and so long as the Event of Default exists, we may at any time and from time to time, without notice to you (any such notice being expressly waived), set-off and apply any and all deposits (general or special) and any other indebtedness at any time held by or owing by us to you or for your credit or your account, against and on account of any or all of your debts and liabilities to us hereunder, whether or not then due, whether absolute or contingent, and irrespective of the currency(ies) in question.


Entire Agreement:        In accordance with the scheduled review date set out in
                         the Credit  Agreement  dated June 15,  2000,  issued by
                         CIBC Inc. to you the "Previous Credit Agreement",  this
                         Agreement  extends the Previous  Credit  Agreement  and
                         restates the terms thereof as set out above.  There are
                         no   understandings,    inducements,   representations,
                         warranties,   collateral   agreements   or   conditions
                         affecting or supported by this Agreement other than as expressed in this Agreement.


Accounting Terms         All  accounting  terms not  otherwise  defined have the
and GAAP:                meanings  assigned to them in accordance  with GAAP. In
                         this  Agreement,   "GAAP"  means   generally   accepted
                         accounting principles from time to time applicable in the United States of America and approved by the Financial Accounting Standards Board or any successor thereto, as applied on a basis consistent with the financial statements of the preceding fiscal period, except as disclosed therein or where the inconsistency is immaterial.


Successors:

In this  Agreement,      Unless otherwise indicated all dollar amounts referred
any  reference to a      to in this Agreement are in lawful money of the United
corporate entity that    States of America
is a successor to such
entity, whether immediate
or derivative. Currency:


Waviers of Jury Trial:   CIBC Inc. and PMC - Sierra, Inc. hereby irrevocably and
                         unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement or any other loan document and for any counterclaim therein.


Please indicate your acceptance of these terms by returning a signed copy of this Agreement. If we do not receive a signed copy by December 31, 2000, then this offer will expire.


Upon acceptance, this Agreement extends the Previous Credit Agreements and restates the terms thereof, as set out above. Outstanding amounts (and security) under the Previous Credit Agreement will be covered by this Agreement.


Yours truly,


CIBC Inc.


by:_________________________
Howard A. Palmer
Authorized Signatory
Phone no.: (212) 856-3504
Fax no.:   (212) 856-3761



Acknowledgement:         The undersigned certifies that all information provided
                         to CIBC Inc. is true, and acknowledges receipt of a copy of, and accepts the terms of, this Agreement
                         (including  the  attached  Schedule -  Standard  Credit
                         Terms).



                                   Accepted this       day of ______, 2000.
                                                 -----

                                   PMC - Sierra, Inc.

                                   By:_______________________

                                   Name:_____________________

                                   Title:____________________


                                   By:_______________________

                                   Name:_____________________

                                   Title:____________________




Form 6326-95/06                                                       (WP51CRED)


                        Schedule - Standard Credit Terms


ARTICLE 1 - GENERAL



1.1 Interest Rate. You will pay interest on each Credit at nominal rates per year equal to:

  (a) for amounts above the Credit Limit of a Credit or a part of a Credit or for amounts that are not paid when due, the Default Interest Rate, and

  (b) for any other amounts, the rate specified in this Agreement.

1.2 Variable interest. Each variable interest rate provided for under this Agreement will change automatically, without notice, whenever the Prime Rate or the U.S. Alternate Base Rate, as the case may be, changes.

1.3 Payment of interest. Interest is calculated on the daily balance of the Credit at the end of each day. Interest is due once a month, unless the Agreement states otherwise and you will pay the interest when it is due. Unless you have made other arrangements with us regarding the payment of interest, we will automatically debit your Operating Account for interest amounts owing. If your Operating Account is in overdraft and you do not deposit to the account an amount equal to the monthly interest payment, the effect is that we will be charging interest on overdue interest (which is known as compounding). Unpaid interest continues to compound whether or not we have demanded payment from you or started a legal action, or get judgment, against you.

1.4 Default Interest. To determine whether Default Interest is to be charged, the following rules apply:

  (a) Default Interest will be charged on the amount that exceeds the Credit Limit of any particular Credit.

  (b) If there are several parts of a Credit, Default Interest will be charged if the Credit Limit of a particular part is exceeded. For example, if Credit A's limit is $250,000, and the limit of one part is $100,000 and the limit of that part is exceeded by $25,000, Default Interest will be charged on that $25,000 excess, even if the total amount outstanding under Credit A is less than $250,000.

1.5 Fees. You will pay CIBC Inc.'s fees for each Credit as outlined in the Letter. You will also reimburse us for all reasonable fees (including legal fees) and out-of-pocket expenses incurred in registering any security, and in enforcing our rights under this Agreement or any security. We will automatically debit your Operating Account for fee amounts owing.

1.6  Our  rights  re  demand  Credits.   At  CIBC  Inc.,  we  believe  that  the
banker-customer relationship is based on mutual trust and respect. It is important for us to know all the relevant information (whether good or bad) about your business. CIBC Inc. is itself a business. Managing risks and monitoring our customers' ability to repay is critical to us. We can only continue to lend when we feel that we are likely to be repaid. As a result, if you do something that jeopardizes that relationship, or if we no longer feel that you are likely to repay all amounts borrowed, we may have to act. We may decide to act, for example, because of something you have done, information we receive about your business, or changes to the economy that affect your business. Some of the actions that we may decide to take include requiring you to give us more financial information, negotiating a change in the interest rate or fees, or asking you to get further accounting assistance, put more cash into the business, provide more security, or produce a satisfactory business plan. It is important to us that your business succeeds. We may, however, at our discretion, demand immediate repayment of any outstanding amounts under any demand Credit. We may also, at any time and for any cause, cancel the unused portion of any demand Credit. Under normal circumstances, however, we will give you 30 days' notice of any of these actions.

1.7 Payments. If any payment is due on a day other than a Business Day, then the payment is due on the next Business Day.

1.8 Applying money received. If you have not made payments as required by this Agreement, or if you have failed to satisfy any term of this Agreement (or any other agreement you have that relates to this Agreement), or at any time before default but after we have given you appropriate notice, we may decide how to apply any money that we receive. This means that we may choose which Credit to apply the money against, or what mix of principal, interest, fees and overdue amounts within any Credit will be paid.

1.9 Information requirements. We may from time to time reasonably require you to provide further information about your business. We may require information from you to be in a form acceptable to us. We will use your information only in connection with the credits and will keep it confidential unless required to be disclosed by law or court order.

1.10 Insurance. You will keep all your business assets and property insured (to the full insurable value) against loss or damage by fire and all other risks usual for property such as yours (plus for any other risks we may reasonably require). If we request, these policies will include a loss payee clause (and if you are giving us mortgage security, a mortgagee clause). As further security, you assign all insurance proceeds to us. If we ask, you will give us either the policies themselves or adequate evidence of their existence. If your insurance coverage for any reason stops, we may (but do not have to) insure the property. We will automatically debit your Operating Account for these amounts. Finally, you will notify us immediately of any loss or damage to the property.

1.11 Environmental. You will carry on your business, and maintain your assets and property, in accordance with all applicable environmental laws and regulations. If (a) there is any release, deposit, discharge or disposal of pollutants of any sort (collectively, a "Discharge") in connection with either your business or your property, and we pay any fines or for any clean-up, or (b) we suffer any loss or damage as a result of any Discharge, you will reimburse CIBC Inc., its directors, officers, employees and agents for any and all losses, damages, fines, costs and other amounts (including amounts spent preparing any necessary environmental assessment or other reports, or defending any lawsuits) that result. If we ask, you will defend any lawsuits, investigations or prosecutions brought against CIBC Inc. or any of its directors, officers, employees and agents in connection with any Discharge. Your obligation to us under this section continues even after all Credits have been repaid and this Agreement has terminated.

1.12 Consent to release information. We may from time to time give any credit or other information about you to, or receive such information from, (a) any financial institution, credit reporting agency, rating agency or credit bureau,
(b) any person, firm or corporation with whom you may have or propose to have financial dealings, and (c) any person, firm or corporation in connection with any dealings you have or propose to have with us. You agree that we may use that information to establish and maintain your relationship with us and to offer any services as permitted by law, including services and products offered by our subsidiaries when it is considered that this may be suitable to you.

1.13 Our pricing policy: Fees, interest rates and other charges for your banking arrangements are dependent upon each other. If you decide to cancel any of these arrangements, you will have to pay us any increased or added fees, interest rates and charges we determine and notify you of. These increased or added amounts are effective from the date of the changes that you make.

1.14 Proof of debt. This Agreement provides the proof, between CIBC Inc. and you, of the credit made available to you. There may be times when the type of Credit you have requires you to sign additional documents. Throughout the time that we provide you credit under this Agreement, our loan accounting records will provide complete proof of all terms and conditions of your credit (such as principal loan balances, interest calculations, and payment dates).

1.15 Renewals of this Agreement. This Agreement will remain in effect for your Credits for as long as they remain unchanged. We have shown a Next Scheduled Review Date in the Letter. If there are no changes to the Credits this Agreement will continue to apply, and you will not need to sign anything further. If there are any changes, we will provide you with either an amending agreement, or a new replacement Letter, for you to sign.

1.16 Confidentiality: The terms of this Agreement are confidential between you and CIBC Inc.. You therefore agree not to disclose the contents of this Agreement to anyone except your professional advisors or (as required by law) any regulatory or governmental body, including, without limitation, the United States Securities and Exchange Commission.

1.17 Pre-conditions. You may use the Credits granted to you under this Agreement only if:

  (a) we have received properly signed copies of all documentation that we may reasonably require and which we have provided to you in connection with the operation of your accounts and your ability to borrow and give security;

  (b) all the required security has been received and registered to our satisfaction; (c) any special provisions or conditions set forth in the Letter have been complied with; and (d) if applicable, you have given us the required number of days notice for a drawing under a Credit.

1.18 Notices. We may give you any notice in person or by telephone, or by letter that is sent either by fax or by mail.

1.19 Use of the Operating Line. You will use your Operating Line only for your business operating cash needs. You are responsible for all debits from the Operating Account that you have either initiated (such as cheques, loan payments, pre-authorized debits, etc.) or authorized us to make. Payments are made by making deposits to the Operating Account. You may not at any time exceed the Credit Limit. We may, without notice to you, return any debit from the Operating Account that, if paid, would result in the Credit Limit being exceeded, unless you have made prior arrangements with us. If we pay any of these debits, you must repay us immediately the amount by which the Credit Limit is exceeded.

1.20 Foreign Currency Conversion. If this Agreement includes foreign currency Credits, then currency changes may affect whether either the Credit Limit of any Credit or the Overall Credit Limit has been exceeded.

  (a) See section 1.4 for the general rules on how Default Interest is calculated.

  (b) To determine the Overall Credit Limit, all foreign currency amounts are converted to U.S. dollars, even if the Credit Limits of any particular Credits are quoted directly in a foreign currency (such as Canadian dollars). No matter how the Credit Limit of a particular Credit is quoted, therefore, currency fluctuations can affect whether the Overall Credit Limit has been exceeded. For example, if Credits X and Y have Credit Limits of US$100,000 and CDN$50,000, respectively, with an Overall Credit Limit of US$135,000, if Credit X is at US$90,000 and Credit Y is at CDN$45,000, Default Interest will be charged only if, after converting the Cdn. dollar amount, the Overall Credit Limit is exceeded.

  (c) Whether the Credit Limit of a particular Credit has been exceeded will depend on how the Credit Limit is quoted, as described below.

  (d) If the Credit Limit is quoted as, for example, the Canadian dollar equivalent of a U.S. dollar amount, daily exchange rate fluctuations may affect whether that Credit Limit has been exceeded. If, on the other hand, the Credit Limit is quoted in a foreign currency (for example, directly in Cdn. dollars), whether that Credit Limit has been exceeded is determined by reference only to the closing balance of that Credit in that currency.

  (e) For example, assume an outstanding balance of a Credit on a particular day of CDN$200,000. If the Credit Limit is stated as "the Cdn. dollar equivalent of US$140,000", then whether the Credit Limit of that Credit has been exceeded will depend on the value of the U.S. dollar on that day. If the conversion calculations determine that the outstanding balance is under the Credit Limit, a drop in the value of the U.S. dollar the next day (without any change in the balance) may have the effect of putting that Credit over its Credit Limit. If, on the other hand, the Credit Limit is stated as "CDN$200,000", the Credit Limit is not exceeded, and a drop in the value of the dollar the next day will not change that (although the Overall Credit Limit may be affected).

  (f) Conversion calculations are done on the closing daily balance of the Credit. The conversion factor used is the mid-point between the buying and selling rate offered by CIBC Inc. (or if such rates can not be determined, the mid-point between such rates offered by CIBC) for that currency on the conversion date.

1.21  Instalment Loans.  The following terms apply to each Instalment Loan.

  (a) Non-revolving loans. Unless otherwise stated in the Letter, any Instalment Loan is non-revolving. This means that any principal payment made permanently reduces the available Loan Amount. Any payment we receive is applied first to overdue interest, then to current interest owing, then to overdue principal, then to any fees and charges owing, and finally to current principal.

  (b) Floating Rate Instalment Loans. Floating Rate Instalment Loans may have either (i) blended payments or (ii) payments of fixed principal amounts, plus interest, as described below.

      (i) Blended payments. If you have a Floating Rate Loan that has blended payments, the amount of your monthly payment is fixed for the term of the loan, but the interest rate varies with changes in the Prime or U.S. Alternate Base Rate (as the case may be). If the Prime or U.S. Alternate Base Rate during any month is lower than what the rate was at the outset, you may end up paying off the loan before the scheduled end date. If, however, the Prime or U.S. Alternate Base Rate is higher than what it was at the outset, the amount of principal that is paid off is reduced. As a result, you may end up still owing principal at the end of the term because of these changes in the Prime or U.S. Alternate Base Rate.

      (ii) Payments of principal plus interest. If you have a Floating Rate Loan that has regular principal payments, plus interest, the principal payment amount of your Loan is due on each payment date specified in the Letter. The interest payment is also due on the same date, but it is debited from your Operating Account one or two banking days later. Although the principal payment amount is fixed, your interest payment will usually be different each month, for at least one and possibly more reasons, namely: the reducing principal balance of your loan, the number of days in the month, and changes to the Prime Rate or U.S. Alternate Base Rate (as the case may be).

  (c) Prepayment. Unless otherwise agreed, the following terms apply to prepayment of any Instalment Loan:

      (i) Floating Rate Instalment Loans. You may prepay all or part of a Floating Rate Instalment Loan (whether it is a Demand or a Committed Loan) at any time without notice or penalty.

      (ii) Fixed Rate Instalment Loans. You may prepay all or part of a Fixed Rate Instalment Loan, on the following condition. You must pay us, on the prepayment date, a prepayment fee equal to the interest rate differential for the remainder of the term of the Loan, in accordance with the standard formula used by CIBC Inc. in these situations.

  (d) Demand of Fixed Rate Demand Instalment Loans. If you have a Fixed Rate Demand Instalment Loan and we make demand for payment, you will owe us (i) all outstanding principal, (ii) interest, (iii) any other amount due under this Agreement, and (iv) a prepayment fee. The prepayment fee is equal to the interest rate differential for the remainder of the term of the loan, in accordance with the standard formula used by CIBC Inc. in these situations.

1.22 Notice of Default. You will promptly notify us of the occurrence of any event that is an Event of Default (or any that would be an Event of Default if the only thing required is either notice being given or time elapsing, or both).


                        ARTICLE 1 - LIBO RATE PROVISIONS

1.1 Definitions. In this Agreement, the following terms have the following meanings:

"LIBO Rate" for any LIBOR Period means a rate of interest per year equal to the rate at which we are prepared to offer, as at 11:00 a.m. (London, England time) on the second LIBOR Business Day before the start of that LIBOR Period, deposits to leading banks in London, England interbank eurocurrency market in an amount of U.S. dollars similar to the amount of the applicable LIBOR Loan and for a deposit period comparable to that LIBOR Period; except that, if we do not receive proper or timely notice as required below but we permit your request, then the LIBOR Rate for such LIBOR Period means the rate of interest per year as determined by us (in our absolute discretion) and offered to you and immediately accepted by you.

"LIBOR Business Day" means a Business Day on which U.S. dollar transactions can be carried out between leading banks in the interbank eurocurrency market in London, England and between CIBC Inc. and other leading banks in New York City.

"LIBOR Loan" means a Fixed Rate Loan in U.S. dollars in whole multiples of US$1,000,000 on which interest is calculated by reference to a LIBO Rate.

"LIBOR Period" means the period selected by you in accordance with this Agreement for computing interest from time to time on a LIBOR Loan.

1.2 Availability. LIBOR Loans are available only in whole multiples of US$1,000,000 each, for terms of one to six months.

1.3   Required Notice.

  (a) You may draw down or roll over a LIBOR Loan, or convert another type of Credit under this Agreement to a LIBOR Loan, or repay a LIBOR Loan, but only as provided in this Article. Any such action must be done on a LIBOR Business Day. Also, you must give notice (in the form we require) to the CIBC Inc. Branch/Centre before 10:00 a.m. (local time where the CIBC Inc. Branch/Centre is located). The notice must be given on the third LIBOR Business Day before the requested date of drawdown, rollover, conversion or repayment. You may roll over or convert an existing LIBOR Loan only on the expiry of its LIBOR Period.

  (b) If we do not receive proper or timely notice as required by the preceding paragraph, we may (but we are not obliged to) decide what you are permitted to do for that LIBOR Loan. We may, on the other hand, simply roll over an existing LIBOR Loan at the end of its LIBOR Period for a new LIBOR Loan with a new LIBOR Period determined by us.

1.4 Maturity Limitation. The expiry date of a LIBOR Period for any LIBOR Loan may not (a) be after a scheduled or required maturity or termination date for that Credit or (b) conflict, in our opinion, with any scheduled or mandatory repayment for that Credit.

1.5 Repayments. You may only repay all (but not part) of a LIBOR Loan, and only on the last day of the LIBOR Period for that LIBOR Loan.

1.6 Interest Calculation and Payment. Interest at a LIBO Rate will be calculated on the daily balance of each LIBOR Loan for the actual number of days elapsed, on the basis of a 360 day year. You will pay interest on each LIBOR Loan in arrears at the end of each LIBOR Period. If a LIBOR Period is greater than three months, you will pay interest at the end of each three month period during that LIBOR Period, except that overdue interest will be payable immediately on demand. Overdue amounts in respect of a LIBOR Loan (including any overdue interest) may at our option be either converted to another type of loan (if available) under any Credit or considered to be a LIBOR Loan for one or more LIBOR Periods as we may determine.

1.7 Interest Act. Each nominal rate of interest referenced to a LIBO Rate, expressed as an annual rate for purposes of the Interest Act (Canada), is that rate multiplied by the actual number of days in the calendar year in which the rate is to be ascertained, and divided by 360.

1.8 Lack of LIBO Rate. At any time before the start of any LIBOR Period, we might determine that (a) by reason of circumstances affecting the London, England interbank eurocurrency market generally, adequate and fair means do not exist for determining the LIBO Rate applicable for that LIBOR Period, or (b) deposits in U.S. dollars are not in the ordinary course of business available to CIBC Inc. in that market for deposit periods comparable to that LIBOR Period in a total amount similar to that LIBOR Loan bearing interest at a rate no greater than the LIBO Rate applicable to that LIBOR Loan. If we do, then from and after that date, you may not roll over any existing LIBOR Loan at the end of its LIBOR Period, or obtain any new LIBOR Loan. Our determination of any events under this paragraph will be conclusive.

1.9 Illegality. If at any time we determine in good faith that any legal requirement or any official directive or request (whether or not having the force of law) by a central bank or other governmental authority will make it unlawful or impossible for us to make, maintain or fund any LIBOR Loan, we will notify you accordingly. Upon receiving such a notice, you will either (a) on the last day of the LIBOR Period of any LIBOR Loan, if we can continue to maintain that loan, or (b) immediately, if we cannot legally maintain that loan,

  (1) pay us in full the then outstanding principal amount of each such LIBOR Loan, together with all accrued interest, or

  (2) convert that loan into another type of loan allowed under this Agreement.

For clarification,  upon a payment or conversion of a LIBOR Loan made under this section in the middle of its LIBOR Period, you will immediately on demand compensate us as provided elsewhere in this Agreement. Our determination of any matters under this paragraph will be conclusive.


                             ARTICLE 2 - DEFINITIONS

2.1 Definitions. In this Agreement, the following terms have the following meanings:

"Alternate Base Rate Loan" means a U.S. dollar loan on which interest is calculated by reference to the U.S. Alternate Base Rate.

"Business Day" means any day (other than a Saturday or a Sunday) that the CIBC Inc. Branch/Centre is open for business.

"CIBC Inc. Branch/Centre" means the CIBC Inc. branch or banking centre noted on the first page of this Agreement, as changed from time to time by agreement between the parties.

"Committed Instalment Loan" means an Instalment a Loan (including an operating line)that is payable in regular instalments but is repayable in full only upon the earlier of the expiry of the committed term of the Loan, the occurrence of an Event of Default, or there having occurred (in our reasonable opinion) a Change of Control of (as defined in the Letter) of your company or PMC Ltd. Such a Loan may be either at a fixed or a floating rate of interest.

"Credit" means any credit referred to in the Letter, and if there are two or more parts to a Credit, "Credit" includes reference to each part.

"Credit Limit" of any Credit means the amount specified in the Letter as its Credit Limit, and if there are two or more parts to a Credit, "Credit Limit" includes reference to each such part.

"Default Interest Rate", unless otherwise defined in the Letter, means the Standard Overdraft Rate.

"Demand Instalment Loan" means an Instalment Loan that is payable upon demand. Such a Loan may be either at a fixed or a floating rate of interest.

"Event of Default" means, in connection with any Committed Instalment Loan (even if that Loan has not yet been drawn), the occurrence of any of the following events (or the occurrence of any other event of default described in this Agreement, in any of the security documents or in any other agreement or document you have signed with us):

  (1) You do not pay, when due, any amount that you are required to pay us under this Agreement or otherwise and such failure is not remedied within 5 days after notice, or you do not perform any of your other obligations to us under this Agreement or otherwise and any such failure (if curable) is not remedied within 10 days after notice.

  (2) Any part of the security terminates or is no longer in effect, without our prior written consent.

  (3) You cease to carry on your business in the normal course, or it reasonably appears to us that that may happen.

  (4) A representation that you have made (or deemed to have made in any certificate or document delivered to CIBC hereunder) in this Agreement or in any security agreement is incorrect or misleading in any material respect.

  (5) (i) An actual or potential default or event of default occurs in connection with any debt owed by you or by PMC Ltd (including any actual or potential default or event of default under the CIBC Credit Agreement), with the result that the payment of the debt has become, or is capable of becoming, accelerated, or (ii) you do not make a payment when due in connection with any such debt after the expiration of any applicable grace period. (This subsection (5), however, applies only to amounts that we reasonably consider to be material.)

  (6) If you are a corporation, there is, in our reasonable opinion, a change in effective control of the corporation, or if you are a partnership, there is a change in the partnership membership.

  (7) We believe, in good faith and upon commercially reasonable grounds, that all or a material part of your property part of the property subject to any of the security is or is about to be placed in jeopardy or that a material adverse change in your business operations, or financial affairs has occurred.

  (8) The holder of a Lien or a receiver or similar official takes possession of all or a material part of your property; or a distress, execution or other similar process is levied against any such property.

  (9) You (i) become insolvent; (ii) are unable generally to pay your debts as they become due; (iii) make a proposal in bankruptcy, or file a notice of intention to make such a proposal; (iv) make an assignment in bankruptcy; (v) bring a court action to have yourself declared insolvent or bankrupt; or someone else brings an action for such a declaration; or (vi) you default in payment or breach any other material obligation to any of your other creditors.

  (10) If you are a corporation, (i) you are dissolved; (ii) your shareholders or members pass a resolution for your winding-up or liquidation; (iii) someone goes to court seeking your winding-up or liquidation, or the appointment of an administrator, conservator, receiver, trustee, custodian or other similar official for you or for all or substantially all your assets; or (iv) you seek protection under any statute offering relief against the company's creditors.

"Fixed Rate Instalment Loan" means an Instalment Loan that is also a Fixed Rate Loan.

"Fixed Rate Loan" means any loan drawn down, converted or extended under a Credit at an interest rate which was fixed for a term, instead of referenced to a variable rate such as the Prime Rate or U.S. Alternate Base Rate, at the time of such drawdown, conversion or extension. For purposes of certainty, a Fixed Rate Loan includes a LIBOR Loan.

"Floating Rate Instalment Loan" means an Instalment Loan that is either a Prime Rate Loan or an Alternate Base Rate Loan.

"Instalment Loan" means a loan that is repayable either in fixed instalments of principal, plus interest, or in blended instalments of both principal and interest. A Demand Instalment Loan is repayable on demand. A Committed Instalment Loan is repayable only upon the occurrence of an Event of Default.

"Letter" or "Agreement" means the letter agreement between you and CIBC Inc. to which this Schedule and any other Schedules are attached and includes the schedule(s).

"Letter of Credit" or "L/C" means a documentary or stand-by letter of credit, a letter of guarantee, or a similar instrument in form and substance satisfactory to us.

"L/C Acceptance" means a draft (as defined under the Bills of Exchange Act (_____________)) payable to the beneficiary of a documentary L/C which the L/C applicant or beneficiary, as the case may be, has presented to us for acceptance under the terms of the L/C.

"Lien" includes a mortgage, charge, lien, security interest or encumbrance of any sort on an asset, and includes conditional sales contracts, title retention agreements, capital trusts and capital leases.

"Normal Course Lien" means a Lien that (a) arises by operation of law or in the ordinary course of business as a result of owning any such asset (but does not include a Lien given to another creditor to secure debts owed to that creditor) and (b), taken together with all other Normal Course Liens, does not materially affect the value of the asset or its use in the business.

"Operating Account" means the account that you normally use for the day-to-day cash needs of your business, and may be either or both of a U.S. dollar and a Canadian dollar account.

"Prime Rate" means the variable reference rate of interest per year declared by CIBC from time to time to be its prime rate for Canadian dollar loans made by CIBC in Canada.

"Prime Rate Loan" means a Canadian dollar loan on which interest is calculated by reference to Prime Rate.

"Purchase Money Lien" means a Lien incurred in the ordinary course of business only to secure all or part of the purchase price of an asset, or to secure debt used only to finance all or part of the purchase of the asset.

"Standard Overdraft Rate" means the variable reference interest rate per year declared by CIBC Inc. from time to time to be its standard overdraft rate on overdrafts in U.S. or Canadian dollar accounts maintained with CIBC Inc. in the United States of America.

"U.S. Alternate Base Rate" means the variable reference interest rate per year as declared by CIBC Inc. from time to time to be its base rate for U.S. dollar commercial demand loans made by CIBC Inc. in the United States of America, and means on any day a fluctuating rate of interest per year equal to the highest of:

  (a) the rate of interest most recently established by CIBC Inc. as its base rate for U.S. dollar commercial demand loans made by CIBC Inc. in the United States; and

  (b) the "Federal Funds Rate" plus 0.5%, where the Federal Funds Rate means, for any particular day, the variable rate of interest per year, calculated on the basis of a year of 360 days, equal to the weighted average of rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as released on the next succeeding business day by the Federal Reserve Bank of New York;


Neither the U.S. Alternate Base Rate nor any component thereof is necessarily intended to be the lowest rate of interest determined by CIBC Inc. in connection with extensions of credit.